UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2012

J.B. POINDEXTER & CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	033-75154	76–0312814
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 200, Houston, Texas 77002

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (713) 655–9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreement.

On April 2, 2012, the J.B. Poindexter & Co., Inc. (the “Company”) fully discharged all of its obligations to the holders of its 8.75% Senior Notes due March 15, 2014 (the “2014 Notes”) under that certain Indenture, dated March 15, 2004 (the “Indenture”) by and among, the Company, the subsidiary guarantors named therein and Wilmington Trust Company, as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of December 14, 2004, the Second Supplemental Indenture dated as of June 10, 2005, the Third Supplemental Indenture dated as of January 9, 2006, the Fourth Supplemental Indenture dated as of April 17, 2006, the Fifth Supplemental Indenture dated as of October 19, 2006, the Sixth Supplemental Indenture dated as of September 4, 2007 and the Seventh Supplemental Indenture dated as of December 31, 2008.  The Notice of Redemption provided to record holders of the 2014 Notes is filed as Exhibit 20.1 hereto.

The Company is no longer contractually obligated by the Indenture to file with the Securities and Exchange Commission certain periodic and other reports under the Securities Exchange Act of 1934, including Forms 10-K, 10-Q and 8-K.  On April 2, 2012, the Company completed an offering of senior notes made only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States under Regulation S of the Securities Act.  A portion of the proceeds of this offering were used to irrevocably deposit with the Trustee funds in trust sufficient to redeem on May 2, 2012 all of the Company’s outstanding 2014 Notes at the applicable redemption price of 100%, plus accrued and unpaid interest to the redemption date.  The Company has discharged certain of its obligations under the Indenture, including its former obligation to file reports with the Securities and Exchange Commission.

Item 9.01.                                        FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

The following exhibit is included with this report:

20.1                        Notice of Redemption dated April 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

J.B. POINDEXTER & CO., INC.

Date: April 6, 2012	By:	/s/ Michael J. O’Connor
Michael J. O’Connor
Chief Financial Officer